UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 7, 2026

WOLFSPEED, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40863	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 407-5300

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.00125 par value	WOLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

On October 7, 2026, Wolfspeed, Inc. (the “Company”) issued a press release announcing the entry into a conditional commitment letter for the Expected U.S. Government Transaction (as defined below), a copy of which is furnished herewith as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished under Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference into any filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events

On October 7, 2026, the Company announced that it had entered into a conditional commitment letter (the “Commitment Letter”) with the U.S. Department of War (the “DoW”), acting by and through its Office of Strategic Capital (the “OSC”), contemplating a senior secured delayed draw term loan facility in an aggregate principal amount up to $1.5 billion (the “Facility”), consisting of up to four tranches in the amount of $600 million for the initial tranche and $900 million for the remaining tranches, ranging from $200 million to $400 million. As set forth below, entry into the Facility on the contemplated terms (or any terms) is subject to substantial conditions, including due diligence and the negotiation of definitive transaction documentation ( “Definitive Agreements”). While subject to due diligence and the negotiation of Definitive Agreements, among other conditions, the Facility is currently expected to have a 30-year maturity and a 36-month commitment period during which the Company can draw on the various tranches (should the significant conditions, which shall be finalized in the definitive transaction documentation, for such draws be met). Proceeds of the Facility would be used (a) on the closing date with the proceeds of the initial tranche, to refinance in full the Company’s outstanding first lien senior secured notes due 2030 and to pay transaction fees and expenses, subject to the Company entering into the Project Undertaking (as defined below), which shall require the Company to complete the Project (as defined below) and (b) thereafter with the proceeds of the remaining tranches, to fund other expenditures in furtherance of the Project. The transactions contemplated by the conditional Commitment Letter are referred to herein collectively as the “Expected U.S. Government Transaction”.

No assurances can be made that the Company will successfully negotiate and enter into Definitive Agreements or obtain funding in the Expected U.S. Government Transaction with the DoW or the OSC, or that the Expected U.S. Government Transaction with the DoW or the OSC will be consummated on the terms currently contemplated, or at all. The execution of the Definitive Agreements and consummation of the Expected U.S. Government Transaction are subject to substantial due diligence and numerous conditions, and subject to negotiation and finalization of agreements, significant closing conditions, governmental authorizations and approvals, appropriations and required third party-consents.

The interest rate on the Facility is expected to be comparable to the U.S. Treasury rate of a similar maturity plus a risk premium that will be determined on a final basis in the Definitive Agreements. The risk premium is provisionally contemplated to be between 1.25% and 1.75% but is subject to diligence and negotiation of the Definitive Agreements (it being understood that the final risk premium will be in the Definitive Agreements). As contemplated as of the date of this Current Report on Form 8-K, the interest will be payable on a quarterly basis; provided that, for the first five years following the effective date of the Facility (the “Interest Only Period”) and so long as no event of default has occurred, interest may be capitalized to principal. Following the Interest Only Period, interest and principal will be payable in cash quarterly and will amortize on a 25-year straight-line basis.

Entry into Definitive Agreements for the Expected U.S. Government Transaction and obtaining the conditional financing discussed above is subject to substantial conditions, including, without limitation: (a) the DoW obtaining receipt of authorizations or reauthorizations from relevant governmental authorities by the United States Congress and the availability of appropriations and concurrence of the Office of Management and Budget, each of which is beyond the control of the Company; (b) the Company using commercially reasonable efforts to equitize a substantial majority of the aggregate principal amount of the Company’s outstanding convertible notes, (c) entrance into an undertaking by the Company and its subsidiary guarantors, secured by the assets of the Company and its subsidiary guarantors, to complete, collectively, (i) the buildout of domestic silicon carbide (“SiC”) wafer and power device production, (ii) the establishment of domestic low voltage and/or high voltage gallium nitride (“GaN”) production, or the onshoring of GaN production, (iii) the investment in GaN-on-SiC radio frequency epitaxial wafer technology, and (iv) the development of domestic radiation hardening capabilities on terms to be agreed (collectively, the “Project” and the Company’s undertaking to complete the Project, the “Project Undertaking”), (d) entry into customary financing documentation, (e) delivery of a definitive budget covering the Company, its subsidiary guarantors and the Project, (f) completion of OSC’s business, financial, legal, tax, environmental, collateral, technical, Project and other due diligence to the satisfaction of OSC in its sole discretion, (g) execution of one or more letters of intent or definitive offtake agreements, on terms acceptable to the OSC, and (h) satisfactory amendments or waivers to agreements governing certain of the Company’s existing indebtedness.

In addition, the conditional obligation of the OSC to fund each tranche will be subject to the satisfaction of certain conditions, including, without limitation: (1) the Company’s contribution of Qualifying Sources (as defined below) received after June 28, 2026 in an aggregate amount of at least $750 million or such other amount determined by the OSC during its due diligence (the “Minimum Contribution”), which may be funded on a tranche-by-tranche basis in an amount no less than (a) with respect to the initial tranche, $150 million, and (b) with respect to the remaining tranches, an aggregate of $600 million, (2) with respect to the funding of the tranches following the initial tranche, the completion of due diligence to the satisfaction of OSC in its sole discretion, (3) with respect to the funding of the tranches following the initial tranche, entering into certain commercial arrangements, including offtake agreements, on terms acceptable to the OSC, (4) with respect to the funding of certain tranches following the initial tranche, the Company’s use of commercially reasonable efforts to equitize at least a substantial majority of the aggregate principal amount of convertible notes outstanding as of June 28, 2026, if and to the extent such target has not already been equitized and (5) demonstration of pro forma compliance with applicable financial covenants, including a loan-to-value covenant, both immediately before and after giving effect to the applicable disbursement. As used herein, “Qualifying Sources” means (a) the proceeds from the issuance of common equity, preferred equity (acceptable to the OSC and together with common equity, “Qualifying Equity”), or qualifying equity-linked instruments issued to third parties, unaffiliated with the U.S. government, (b) Qualifying Equity issued to third parties unaffiliated with the U.S. government as all or a portion of the consideration for an acquisition or other transaction funded in whole or in part with the proceeds of the applicable tranche, valued at the fair market value of such Qualifying Equity as of the date of issuance, (c) excess cash (as determined by the OSC), (d) the face value of convertible indebtedness converted or equitized into equity, and (e) other items subject to the discretion of the OSC; provided, that the Minimum Contribution in respect of the initial tranche must consist of proceeds from the issuance of Qualifying Equity issued to third parties unaffiliated with the U.S. government (i) in an amount equal to $50 million that must be raised prior to the effective date of the Facility and (ii) in an amount equal to $100 million that may be raised after the effective date of the Facility and prior to the funding of the second tranche, and the remaining $600 million of the Minimum Contribution may be satisfied through a combination of Qualifying Equity, the Qualifying Source described in clause (b) above and, subject to the discretion of OSC (and compliance with the loan-to-value covenant on a pro forma basis), any combination of the other Qualifying Sources described in clauses (a) through (e) above. All Qualifying Sources received after June 28, 2026 are expected to count towards the satisfaction of the Minimum Contribution.

The Definitive Agreements would include certain representations, warranties, covenants (including financial covenants), mandatory prepayments and events of default usual and customary for facilities of this type, which include (a) certain requirements and restrictions applicable through the later of (x) the repayment in full of all outstanding loans and termination of all commitments under the Facility and (y) the maturity date, which requirements and restrictions include restrictions on changes of control with parties other than permitted persons, requirements that the majority of the board of directors consist of U.S. citizens and that the chief executive officer be a national of a permitted jurisdiction, requirements to maintain the Company’s principal headquarters in the United States, and the grant to the DoW of certain rights on products or services related to the Project and (b) the right of the OSC to designate a non-voting board observer to attend meetings of the Company’s board of directors (and committees thereof).

As an additional condition to entry into Definitive Agreements for the Expected U.S. Government Transaction, the Company would be required to issue warrants to the DoW pro rata as and when each tranche is funded to purchase (a) 5% of the outstanding equity of the Company with an exercise price based on a mutually agreed volume-weighted average price (“VWAP”) of the Company’s common stock and (b) 2.5% of the outstanding equity of the Company with an exercise price based on a mutually agreed VWAP of the Company’s common stock (such percentages in each case calculated on a fully-diluted basis as of the effective date of the Facility, including the exercise of the warrants but excluding the issuance of common stock to satisfy the Minimum Contribution, subject to finalization in the definitive documents). The warrants are anticipated to be exercisable at any time and from time to time for a term of ten years. Any unexercised warrants will automatically self-exercise on a cashless basis immediately prior to expiration to the extent such warrants are in the money. The definitive warrant instrument will include customary terms for transactions of this type, including cashless exercise, registration rights and structural dilution protection, along with repurchase rights in the event the Facility is prepaid in full.

The Company is supplementing the risk factors previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 28, 2026 that the Company filed with the U.S. Securities and Exchange Commission on August 20, 2026 with the risk factors relating to the Expected U.S. Government Transaction set forth below.

Risks Related to the Expected U.S. Government Transaction

The Expected U.S. Government Transaction remains subject to the negotiation and execution of definitive documentation, satisfaction of substantial conditions precedent, and final government approvals which are outside of the control of the Company, and there can be no assurance that such documentation will be executed or that the Expected U.S. Government Transaction will be consummated on the anticipated terms or at all.

The Expected U.S. Government Transaction remains subject to negotiation and execution of Definitive Agreements, satisfaction of substantial conditions precedent, and final government approvals. There can be no assurance that:

•

the conditional Commitment Letter will result in Definitive Agreements, or if Definitive Agreements are reached, that the Expected U.S. Government Transaction will be made on the terms anticipated by the conditional Commitment Letter or at all;

•

the Company will be able to satisfy the substantial conditions precedent to entering into Definitive Agreements for the Expected U.S. Government Transaction, including the equitization of a substantial majority of the aggregate principal amount of the Company’s outstanding convertible notes or the receipt of satisfactory amendments or waivers to agreements governing certain of the Company’s existing indebtedness; or

•

final government approvals will be obtained for the Expected U.S. Government Transaction, which approvals are beyond the control of the Company, on the terms anticipated by the conditional Commitment Letter or at all.

The Expected U.S. Government Transaction is expected to be funded in phases over time and is subject to the Company satisfying certain substantial conditions, and there can be no assurance that such conditions will be achieved on the expected timeline or at all.

The conditional Commitment Letter for the Expected U.S. Government Transaction provides, and the Definitive Agreements for the Expected U.S. Government Transaction will provide, that the debt financing from the government is intended to be released to the Company in phases over time subject to the Company’s achievement of substantial specified conditions, as described above.

There can be no assurance that such conditions will be satisfied on the expected timeline, or at all. If the Company is unable to satisfy such conditions, the corresponding funding will not be released to the Company. The Company’s satisfaction of any given condition, and receipt of the associated funding, does not guarantee that the Company will be able to satisfy the conditions for any subsequent funding. Completion of the Company’s planned Project is subject to risks of delays, cost overruns, supply chain disruptions, labor availability constraints, permitting challenges and receipt of government authorizations, and other execution risks, which could increase required capital, delay satisfaction of conditions, and materially adversely affect the Company’s business, financial condition, results of operations and project economics.

If the Company does not receive the financing contemplated by the Expected U.S. Government Transaction, or any part of it, due to delays or failure to satisfy one or more conditions, its ability to fund its current operations and implement its business plan and strategy will be affected, and the Company may be required to reduce the scope of its operations unless it is able to obtain alternative financing. Any curtailment of business operations would have a material adverse effect on the Company’s business, financial condition and results of operations and the value of the Company’s outstanding securities.

While the Company may execute Definitive Agreements with the government and receive funding thereafter, there can be no assurances that the authorization and continued support for the transactions contemplated by the Definitive Agreements will not be modified, challenged or impaired in the future, which would have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company expects to enter into Definitive Agreements for the Expected U.S. Government Transaction on substantially the terms set forth in the conditional Commitment Letter. However, given the heightened sensitivity and complexity of contracting with a government entity, particularly in a high-profile industry implicating the U.S. defense industrial base, there can be no assurances that terms of the Expected U.S. Government Transaction, including the Definitive Agreements once executed, will not be modified, challenged or impaired in the future, which could have a material adverse effect on the Company’s business, financial condition and results of operations. The Company believes there are multiple factors that may contribute to this uncertainty, including, but not limited to, the interpretation of current and future, and enactment of future, federal and international laws, regulations, administrative actions and rulings, and interpretations and changes to interpretations thereof, whether by a court or within the legislative or executive branches of the federal government; the Company’s ability to comply with any conditions or other requirements (including due diligence) imposed by such laws, regulations, actions and rulings, and changes thereto; a determination by the legislative, judicial, or executive branches of the federal government that any aspect of the Expected U.S. Government Transaction, or the related Definitive Agreements, was unauthorized, void, or voidable; future changes in federal administration and related executive and legislative priorities; the continued availability of Congressional appropriations and DoW funding; geopolitical developments; and the legal and strategic challenges associated with enforcing the obligations of and seeking performance from a government counterparty, especially in conjunction with the unique defenses and remedies available to the federal government. Furthermore, while the DoW is expected to be contractually bound under the Definitive Agreements, if reached, for the Expected U.S. Government Transaction, no other agency, office or branch of the federal government has made any assurances or will have any obligations under such Definitive Agreements to actively support, accede to or refrain from challenging, investigating or otherwise impeding any commitments and obligations of the parties to the Definitive Agreements, whether now or in the future. The Expected U.S. Government Transaction may also be challenged by other third parties and is subject to the risk of litigation, both the cost and result of which could materially adversely affect the Company’s business, financial condition and results of operations.

The Company’s business plan will require additional capital, and the Company’s ability to raise additional equity or debt financing may be adversely affected by market conditions, interest rates, investor risk appetite, or macroeconomic factors beyond the Company’s control.

The Company’s business plan will require additional capital, which may include equity and/or debt financing, beyond the Expected U.S. Government Transaction, and the Company’s ability to obtain such capital will depend on market conditions and its operating performance, and may result in higher costs of capital, increased leverage, or dilution to existing stockholders. As a condition of the Expected U.S. Government Transaction, the Company will be required to obtain financing from Qualifying Sources to meet the $750 million Minimum Contribution requirement over time. Any additional equity financing will dilute stockholders’ ownership interests in the Company, may require stockholder approval, including under the rules of the New York Stock Exchange, may have an adverse effect on the price of the Company’s common stock, and holders of these securities may have rights, preferences or privileges senior to those of the Company’s then-existing stockholders. New or additional debt financing, if available, may involve restrictions on financing and operating activities. Interest on such debt would increase costs and negatively impact the Company’s financial condition and results of operations. In addition, as the debt financing component of the Expected U.S. Government Transaction would be secured, the government would have a claim to the Company’s assets that would be prior to the rights of stockholders until the debt is paid. This may make it more difficult for the Company to raise additional debt financing on attractive terms, or at all.

If the Company is unable to obtain additional financing, as needed, at competitive rates, its ability to fund its current operations and implement its business plan and strategy will be affected, and it would be required to reduce the scope of its operations and scale back its projects and programs. There is, however, no guarantee that the Company will be able to secure any additional funding or be able to secure funding which will provide it with sufficient funds to meet its objectives, which may materially adversely affect its business, financial condition and results of operations. Certain market disruptions may increase the Company’s cost of borrowing or affect its ability to access one or more financial markets. Such market disruptions could result from:

•	adverse economic conditions, including inflationary factors and recessionary fears;

•	adverse general capital market conditions, including rising interest rates;

•	poor performance and health of the semiconductor industry in general;

•	bankruptcy or financial distress of semiconductor companies or suppliers;

•	significant decrease in the demand for silicon carbide or gallium nitride products; or

•	adverse regulatory actions that affect the Company’s plans generally.

The Definitive Agreements for the Expected U.S. Government Transaction are expected to contain significant financial covenants, and the Company’s failure to comply with such covenants could have a material adverse effect on its business, financial condition and results of operations.

The Definitive Agreements for the Expected U.S. Government Transaction are expected to contain significant financial covenants. The Company’s ability to comply with these covenants may be affected by events beyond its control, including general economic conditions, market disruptions and operational challenges. If the Company fails to comply with any of these covenants and is unable to obtain a waiver or amendment from the OSC, the Company could be in default under the Definitive Agreements. A default could permit the DoW to accelerate the maturity of the Facility, terminate its commitment to provide additional funding, foreclose on collateral and exercise other remedies available under the Definitive Agreements. If the maturity of the Facility is accelerated, the Company may not have sufficient cash resources to satisfy its debt obligations, and it may not be able to continue its operations as planned. Even if the Company is able to obtain a waiver or amendment, it may be required to agree to more restrictive covenants or pay additional fees, which could adversely affect its business and financial condition. There can be no assurance that the Company will be able to maintain compliance with the financial covenants in the Definitive Agreements, and any failure to do so could have a material adverse effect on its business, financial condition, results of operations and liquidity.

The issuance of warrants to the DoW in connection with the Expected U.S. Government Transaction could result in substantial dilution to the Company’s stockholders.

Pursuant to the conditional Commitment Letter, as a condition to entry into Definitive Agreements for the Expected U.S. Government Transaction, the Company would be required to issue warrants to the DoW pro rata as and when each tranche is funded to purchase (a) 5% of the outstanding equity of the Company with an exercise price per share based on a mutually agreed VWAP of the Company’s common stock and (b) 2.5% of the outstanding equity of the Company with an exercise price per share based on a mutually agreed VWAP of the Company’s common stock (such percentages in each case calculated on a fully-diluted basis as of the effective date of the Facility, including the exercise of the warrants but excluding the issuance of common stock to satisfy the Minimum Contribution, subject to finalization in the definitive documents). The warrants would be exercisable at any time and from time to time for a term of ten years, and any unexercised warrants would automatically self-exercise on a cashless basis immediately prior to expiration to the extent such warrants are in the money. If shares of the Company’s common stock are issued pursuant to the exercise of such warrants, existing stockholders will experience substantial dilution of their ownership positions. Further, the government’s anticipated equity position in the Company reduces the voting and other governance rights of stockholders and may limit potential future transactions that may be beneficial to stockholders.

In addition, the sale of a substantial number of shares of the Company’s common stock in the public market, or the perception that these sales might occur, including of the shares issuable upon exercise of the warrants, could depress the market price of the Company’s common stock and could impair its ability to raise capital through the sale of additional equity securities. The Company is unable to predict the effect that sales may have on the prevailing market price of its common stock.

The financial, tax and accounting treatment of the Expected U.S. Government Transaction contemplated by the Definitive Agreements remains uncertain and subject to change.

Given both the novelty and complexity of the Expected U.S. Government Transaction, and the ongoing negotiation of Definitive Agreements, the Company’s initial analysis of the financial, tax and accounting implications of its commitments and obligations in connection with the Expected U.S. Government Transaction has not been completed and may take considerable time and require significant attention from management. Additionally, no assurance can be provided that this initial assessment will not require adjustment or amendment over time due to changes in tax law or regulations, accounting practices and requirements and unforeseen developments in the course of performing under the Definitive Agreements, particularly with respect to characterization of payments received from the DoW, among other considerations. The Definitive Agreements for the Expected U.S. Government Transaction are also expected to be highly integrated, and certain of the obligations under each agreement are expected to be contingent upon or impacted by the terms and obligations of the others. If one or more of such agreements, or one or more elements of the transactions, were to be altered, amended or terminated, management would need to assess the financial, tax and accounting implications of such changes, which could be significant, together with any related remedies available to the Company and the present condition of its business and operations. The Company is unable to predict, and may not be able to anticipate, either these changes or the impact thereof. Any of the foregoing may have a material adverse effect on the Company’s business, financial condition and results of operations, including, but not limited to, material changes to the Company’s financial outlook, recharacterizations, restatements or other modifications of the Company’s financial statements or adjustments to previously provided estimates or guidance.

The Definitive Agreements are expected to contain affirmative and negative covenants that may restrict the Company’s ability and the ability of its subsidiaries to take actions management may believe are important to the Company’s long-term strategy.

The Definitive Agreements for the Expected U.S. Government Transaction are expected to contain affirmative covenants requiring the Company to take certain actions and negative covenants restricting the Company’s ability to take certain actions. Certain of these affirmative and negative covenants will survive until the later of the repayment in full of all outstanding loans under the Facility and the expected 30-year maturity date. Any violations of such requirements could result in an event of default, acceleration of the Facility, or suspension or termination of funding.

Compliance with the affirmative and negative covenants contained in the Definitive Agreements could restrict the Company’s ability to take actions that management believes are important to its long-term strategy. If strategic transactions the Company wishes to undertake are prohibited by the Definitive Agreements, the Company’s ability to execute its long-term strategy could be materially adversely affected, which could in turn have a material adverse effect on its business, financial condition, or results of operations. For example, any requirement to obtain government approval or consent, or to provide notification, could delay or limit future financings, mergers, acquisitions, or asset dispositions.

In addition, the conditional Commitment Letter also contemplates restrictions on “Fundamental Events,” which could limit the Company’s ability to pursue or consummate certain strategic transactions, including mergers and acquisitions that might otherwise be beneficial to stockholders.

Given the scarcity of U.S. precedents for transactions such as those contemplated under the Expected U.S. Government Transaction and the government potentially becoming a significant stockholder of the Company, the Company may experience other adverse consequences resulting from the announcement or potential completion of the Expected U.S. Government Transaction.

Given the scarcity of recent U.S. precedents for transactions such as those contemplated by the Expected U.S. Government Transaction and of the government becoming a significant stockholder of a company like the Company, it is difficult to foresee all the potential consequences. Among other things, there could be adverse reactions, immediately or over time, from investors, employees, customers, suppliers, other business or commercial partners, foreign governments or competitors. There may also be litigation related to the Expected U.S. Government Transaction or otherwise and increased public or political scrutiny with respect to the Company.

Forward-Looking Statements:

This Current Report on Form 8-K contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause the Company’s actual results to differ materially from those indicated in the forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Words such as “could,” “will,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” “forward” or “continue” and similar expressions are used to identify forward-looking statements. All statements in this Current Report on Form 8-K that are not historical are forward-looking statements, including statements regarding the Expected U.S. Government Transaction and the Facility; the expected phasing and timing of any funding from the Expected U.S. Government Transaction and the Facility; the anticipated use of proceeds; the expected terms of the Facility, including its maturity, commitment period, interest rate, fees, covenants, conditions and payment provisions; the expected terms of the Definitive Agreements, including its representations, warranties, covenants and other terms; the expected issuance and terms of warrants issued to the DoW; and the potential effects of the announcement or completion of the Expected U.S. Government Transaction on the Company’s business, financial condition and results of operations. Actual results could differ materially due to a number of factors, including, but not limited to, due diligence by the OSC; the Company’s ability to successfully negotiate and execute the Definitive Agreements and the timing and the consummation of the Expected U.S. Government Transaction on the terms contemplated by the Commitment Letter, or at all; potential variations between the Commitment Letter and the Definitive Agreements; the Company’s ability to satisfy the conditions necessary to enter into the Definitive Agreements and to the funding of each tranche, including, among other things, the Minimum Contribution and offtake requirements, commercial arrangements, the obtainment of satisfactory amendments or waivers to agreements governing certain of the Company’s existing indebtedness and the equitization of a substantial majority of the Convertible Notes; the Company’s ability to complete the Project, including the buildout of infrastructure and necessary capabilities, and the anticipated timing, cost and economics thereof; the Company’s ability to comply with the financial and other covenants expected to be contained in the Definitive Agreements; the Company’s ability to satisfy other conditions under the Definitive Agreements; the continuing authorization or approvals of relevant authorities of the U.S. government; the potential for future amendments or modifications to the terms contemplated within the Expected U.S. Government Transaction; the impact the Expected U.S. Government Transaction will have on the Company’s operations and the impact on the Company’s operations if it does not receive any financing in connection with the Expected U.S. Government Transaction; and other factors discussed in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended June 28, 2026, this Current Report on Form 8-K and subsequent reports filed with the SEC. These forward-looking statements represent the Company’s judgment as of the date of this Current Report on Form 8-K. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, the Company disclaims any intent or obligation to update any forward-looking statements after the date of this Current Report on Form 8-K, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release dated October 7, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLFSPEED, INC.

By:	/s/ Melissa Garrett
Melissa Garrett Senior Vice President and General Counsel

Date: October 7, 2026